Exhibit 99.1
FOR IMMEDIATE RELEASE

Momentive Performance Materials Inc. Announces Fourth Quarter and Year Ended 2014 Results
Fourth Quarter 2014 Highlights

•	Successfully completed a balance sheet restructuring on October 24, 2014, reducing total consolidated holding company debt by approximately $3 billion and increasing liquidity to over $420 million

•	Total Segment EBITDA for the quarter increased 17% to $61 million

•
Recently completed an expansion of the Rayong, Thailand facility serving liquid silicone rubber customers throughout Asia in the automotive, aerospace, energy, healthcare and consumer products industries

•	Named Jack Boss as Chief Executive Officer and President of Momentive Performance Materials Inc.
WATERFORD, N.Y. (March 30, 2015) - Momentive Performance Materials Inc. (“Momentive” or the “Company”) today announced results for the fourth quarter and year ended December 31, 2014.

“We were pleased to post continued improvement in our silicones business in the fourth quarter and fiscal year 2014 and begin a new era for Momentive Performance Materials by successfully completing our balance sheet restructuring,” said Jack Boss, Chief Executive Officer and President, Momentive Performance Materials. “We appreciate the steadfast support of our lenders, customers, suppliers and employees during the pendency of our case and are moving forward with the financial flexibility and cash flow necessary to continue to drive innovation across our specialty portfolio and provide value-added and differentiated products and services. We are excited by the opportunities afforded to us by our new capital structure and remain focused in 2015 on investing in both our operations and leading growth technologies.”

Fourth Quarter 2014 Results
Net Sales. Net sales for the three months ended December 31, 2014 were $603 million, a decrease of 2% compared with $614 in the prior year period. The decline in net sales was primarily driven by the strengthening of the U.S. dollar against other currencies which more than offset price and mix improvements in silicones. On a constant currency basis, net sales would have increased 2% for the period.
Segment EBITDA. Segment EBITDA for the three months ended December 31, 2014 was $61 million, an increase of 17% compared with $52 million in the prior year period. The increase in Segment EBITDA was primarily driven by strong growth in our specialty silicones portfolio, partially offset by demand cyclicality for semiconductor related quartz products.
Fiscal Year 2014 Results
Net Sales. Net sales for the twelve months ended December 31, 2014 were $2.48 billion, an increase of 3% compared with $2.40 billion in the prior year. The increase in net sales was primarily driven by an increase in silicones volumes.
Segment EBITDA. Segment EBITDA for the twelve months ended December 31, 2014 was $238 million, even with the prior year. Segment EBITDA performance for the year largely reflects gains from our silicones portfolio that were offset by demand cyclicality for semiconductor related quartz products and an increase in corporate expenses.
Fresh Start Accounting
Upon emergence from bankruptcy on October 24, 2014, the Company adopted fresh start accounting which resulted in the creation of a new entity for financial reporting purposes. As a result of the application of fresh start accounting, as well as the effects of implementing the Company's plan of reorganization, the Company's financial statements on or after October 24, 2014 reflect a different basis of accounting than the financial statements prior to that date. References to “Successor” or “Successor Company” relate to the financial position and results of operations of the reorganized Company subsequent to October 24, 2014. References to “Predecessor” or “Predecessor Company” refer to the financial position and results of operations of the Company prior to October 24, 2014. Upon the application of fresh start accounting, the Company allocated the reorganization value to its individual assets based on their estimated fair values. Reorganization value represented the fair value of the Successor Company’s assets before considering liabilities. The excess reorganization value over the fair value of identified tangible and intangible assets was reported as goodwill. The major adjustments that have an associated impact on the Successor Company's results of operations relate to adjustments to the net book value of inventories, property, plant and equipment and intangible assets to adjust them to their respective estimated fair values.
The results of operations data provided herein has been calculated by adding the relevant results of the “Predecessor Company” for the period prior to and including October 24, 2014 to the relevant results of the “Successor Company” for the period October 25, 2014 through December 31, 2014.

Segment Results
Following are net sales and Segment EBITDA by reportable segment for the fourth quarter and twelve months ended December 31, 2014 and 2013. See “Non-U.S. GAAP Measures” for further information regarding Segment EBITDA and Schedule 5 to this release for a reconciliation of Segment EBITDA to net (loss) income.
Fourth Quarter 2014 Results

Net Sales (1):

	Successor	Predecessor
	Period from October 25, 2014 through December 31, 2014	Period from October 1, 2014 through October 24, 2014	Three Months Ended December 31, 2013
(In millions)
Silicones	$431	$130	$561
Quartz	34	8	53
Total	$465	$138	$614

(1)	Intersegment sales are not significant and, as such, are eliminated within the selling segment.

Segment EBITDA:

	Successor	Predecessor
	Period from October 25, 2014 through December 31, 2014	Period from October 1, 2014 through October 24, 2014	Three Months Ended December 31, 2013
(In millions)
Silicones	$45	$22	$55
Quartz	6	—	10
Other	(5)	(7)	(13)
Total	$46	$15	$52

Fiscal Year 2014 Results

Net Sales (1):

	Successor	Predecessor
	Period from October 25, 2014 through December 31, 2014	Period from January 1, 2014 through October 24, 2014	Year Ended December 31, 2013
(In millions)
Silicones	$431	$1,866	$2,197
Quartz	34	145	201
Total	$465	$2,011	$2,398

(1)	Intersegment sales are not significant and, as such, are eliminated within the selling segment.

Segment EBITDA:

	Successor	Predecessor
	Period from October 25, 2014 through December 31, 2014	Period from January 1, 2014 through October 24, 2014	Year Ended December 31, 2013
(In millions)
Silicones (2)	$45	$228	$248
Quartz	6	19	37
Other	(5)	(55)	(47)
Total	$46	$192	$238

Liquidity and Capital Resources

At December 31, 2014, Momentive had total debt of approximately $1.2 billion, compared with $3.3 billion at December 31, 2013. The decrease in total debt was due to Momentive’s emergence from bankruptcy and the consummation of its plan of reorganization on October 24, 2014. In addition, at December 31, 2014 Momentive had $421 million in liquidity, including $223 million of unrestricted cash and cash equivalents and $198 million of availability under Momentive’ s asset-backed loan facility (the “ABL Facility”).
Momentive expects to have adequate liquidity to funds its operations for the foreseeable future from cash on its balance sheet, cash flows provided by operating activities and amounts available for borrowings under its ABL Facility.

Earnings Call

Momentive will host a teleconference to discuss fourth quarter and year ended December 31, 2014 results on Monday March 30, 2015, at 10 a.m. Eastern Time.

Interested parties are asked to dial-in approximately 10 minutes before the call begins at the following numbers:

U.S. Participants: 877-280-4959
International Participants: 857-244-7316
Participant Passcode: 52950347

Live Internet access to the call and presentation materials will be available through the Investor Relations section of the Company’s website: www.momentive.com.

A replay of the call will be available through the Investor Relations Section of the Company’s website for three weeks beginning at 2 p.m. Eastern Time on March 30, 2015. The playback can be accessed by dialing 888-286-8010 (U.S.) and +1-617-801-6888 (International). The passcode is 75859285.

Non-U.S. GAAP Measures

Segment EBITDA is defined as EBITDA adjusted for certain non-cash and certain other income and expenses. Segment EBITDA is an important measure used by the Company's senior management and board of directors to evaluate operating results and allocate capital resources among segments. Other primarily represents certain general and administrative expenses that are not allocated to the segments. Segment EBITDA should not be considered a substitute for net income (loss) or other results reported in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). Segment EBITDA may not be comparable to similarly titled measures reported by other companies. See Schedule 5 to this release for a reconciliation of Segment EBITDA to net loss.

Adjusted EBITDA is defined as EBITDA adjusted for certain non-cash and certain non-recurring items and other adjustments calculated on a pro-forma basis, including the expected future cost savings from business optimization or other programs and the expected future impact of acquisitions, in each case as determined under the governing debt instrument. As the Company is highly leveraged, the Company believes that including the supplemental adjustments that are made to calculate Adjusted EBITDA provides additional information to investors about the Company’s ability to comply with its financial covenants and to obtain additional debt in the future. Adjusted EBITDA is not a defined term under GAAP. Adjusted EBITDA is not a measure of financial condition, liquidity or profitability, and should not be considered as an alternative to net income (loss) determined in accordance with GAAP or operating cash flows determined in accordance with GAAP. Additionally, EBITDA is not intended to be a measure of free cash flow for management's discretionary use, as it does not take into account certain items such as interest and principal payments on the Company’s indebtedness, depreciation and amortization expense (because the Company uses capital assets, depreciation and amortization expense is a necessary element of the Company’s costs and ability to generate revenue), working capital needs, tax payments (because the payment of taxes is part of the Company’s operations, it is a necessary element of the Company’s costs and ability to operate), non-recurring expenses and capital expenditures. Fixed Charges under the indentures should not be considered as an alternative to interest expense. See Schedule 7 to this release for a reconciliation of net loss to Adjusted EBITDA and the calculation of the Adjusted EBITDA to Fixed Charges ratio.

Forward-Looking and Cautionary Statements

Certain statements in this press release are forward-looking statements within the meaning of and made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, our management may from time to time make oral forward-looking statements. All statements, other than statements of historical facts, are forward-looking statements. Forward-looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “may,” “will,” “could,” “should,” “seek” or “intend” and similar expressions. Forward-looking statements reflect our current expectations and assumptions regarding our business, the economy and other future events and conditions and are based on currently available financial, economic and competitive data and our current business plans. Actual results could vary materially depending on risks and uncertainties that may affect our operations, markets, services, prices and other factors as discussed in the Risk Factors section of our most recent Annual Report on Form 10-K and our other filings with the Securities and Exchange Commission (the “SEC”). While we believe our assumptions are reasonable, we caution you against relying on any forward-looking statements as it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: our ability to obtain additional financing, increased legal costs related to the Chapter 11 proceedings and other potential litigation, a weakening of global economic and financial conditions, interruptions in the supply of or increased cost of raw materials, changes in governmental regulations and related compliance and litigation costs, difficulties with the realization of cost savings in connection with our strategic initiatives, including transactions with our affiliate, Hexion Inc., pricing actions by our competitors that could affect our operating margins and the other factors listed in the Risk Factors section of our SEC filings. All forward-looking statements are expressly qualified in their entirety by this cautionary notice. The forward-looking statements made by us speak only as of the date on which they are made. Factors or events that could cause our actual results to differ may emerge from time to time. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

About Momentive

Momentive Performance Materials Inc. is a global leader in silicones and advanced materials, with a 75-year heritage of being first to market with performance applications for major industries that support and improve everyday life. The Company delivers science-based solutions, by linking custom technology platforms to opportunities for customers. Momentive Performance Materials Inc. is an indirect wholly-owned subsidiary of MPM Holdings Inc. Additional information about Momentive and its products is available at www.momentive.com.

Contact
Media and Investors:
John Kompa
614-225-2223
john.kompa@momentive.com

(See Attached Financial Statements)

MOMENTIVE PERFORMANCE MATERIALS INC.
SCHEDULE 1: CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Successor	Predecessor
	Period from October 25, 2014 through December 31, 2014	Period from October 1, 2014 through October 24, 2014	Three Months Ended December 31, 2013
(In millions)
Net sales	$465	$138	$614
Cost of sales	402
Gross profit	63
Cost of sales, excluding depreciation and amortization		100	455
Selling, general and administrative expense	80	17	97
Depreciation and amortization expense		10	42
Research and development expense	13	5	19
Restructuring and other costs	5	—	4
Other operating income	(1)	—	—
Operating (loss) income	(34)	6	(3)
Interest expense, net	15	9	160
Other non-operating expense, net	8	—	—
Reorganization items, net	3	(2,086)	—
(Loss) income before income taxes and earnings from unconsolidated entities	(60)	2,083	(163)
Income tax expense	—	38	104
(Loss) income before earnings from unconsolidated entities	(60)	2,045	(267)
Earnings from unconsolidated entities, net of taxes	—	1	1
Net (loss) income	$(60)	$2,046	$(266)

MOMENTIVE PERFORMANCE MATERIALS INC.
SCHEDULE 2: CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Successor	Predecessor
	Period from October 25, 2014 through December 31, 2014	Period from January 1, 2014 through October 24, 2014	Year Ended December 31, 2013
(In millions)
Net sales	$465	$2,011	$2,398
Cost of sales	402
Gross profit	63
Cost of sales, excluding depreciation and amortization		1,439	1,732
Selling, general and administrative expense	80	434	373
Depreciation and amortization expense		147	171
Research and development expense	13	63	70
Restructuring and other costs	5	20	21
Other operating income, net	(1)	—	—
Operating (loss) income	(34)	(92)	31
Interest expense, net	15	162	394
Other non-operating expense, net	8	—	—
Reorganization items, net	3	(1,972)	—
(Loss) income before income taxes and earnings from unconsolidated entities	(60)	1,718	(363)
Income tax expense	—	36	104
(Loss) income before earnings from unconsolidated entities	(60)	1,682	(467)
Earnings from unconsolidated entities, net of taxes	—	3	3
Net (loss) income	$(60)	$1,685	$(464)

MOMENTIVE PERFORMANCE MATERIALS INC.
SCHEDULE 3: CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

	Successor	Predecessor
(In millions, except share data)	December 31, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents (including restricted cash of $5 at December 31, 2014)	$228	$94
Accounts receivable (net of allowance for doubtful accounts of less than $1 and $4, respectively)	324	331
Inventories:
Raw materials	144	128
Finished and in-process goods	258	240
Deferred income taxes	33	6
Other current assets	60	61
Total current assets	1,047	860
Investment in unconsolidated entities	18	8
Deferred income taxes	14	3
Other long-term assets	27	33
Property and equipment:
Land	75	77
Buildings	295	377
Machinery and equipment	799	1,582
	1,169	2,036
Less accumulated depreciation	(17)	(1,082)
	1,152	954
Goodwill	218	381
Other intangible assets, net	408	455
Total assets	$2,884	$2,694
Liabilities and Equity (Deficit)
Current liabilities:
Accounts payable	$223	$259
Debt payable within one year	38	3,250
Interest payable	11	88
Income taxes payable	7	6
Deferred income taxes	18	12
Accrued payroll and incentive compensation	57	44
Other current liabilities	82	85
Total current liabilities	436	3,744
Long-term liabilities:
Long-term debt	1,163	7
Pension liabilities	352	280
Deferred income taxes	98	77
Other long-term liabilities	66	66
Total liabilities	2,115	4,174
Equity (Deficit)
Common stock - $0.01 par value; 100 shares authorized; 48 and 100 issued and outstanding at December 31, 2014 and 2013, respectively	—	—
Additional paid-in capital	857	716
Accumulated other comprehensive (loss) income	(28)	202
Accumulated deficit	(60)	(2,398)
Total equity (deficit)	769	(1,480)
Total liabilities and equity (deficit)	$2,884	$2,694

MOMENTIVE PERFORMANCE MATERIALS INC.
SCHEDULE 4: CONDENSED CONSOLIDATED STATEMENTS OF CASH (Unaudited)

	Successor	Predecessor
	Period from October 25, 2014 through December 31, 2014	Period from January 1, 2014 through October 24, 2014	Year Ended December 31, 2013
(In millions)
Cash flows used in operating activities
Net (loss) income	$(60)	$1,685	$(464)
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation and amortization	22	147	171
Non-cash reorganization items	—	(2,078)	—
Write-off of unamortized deferred financing costs	—	—	81
Amortization of debt discount and issuance costs	4	—	10
DIP Facility financing fees included in net income	—	19	—
Unrealized actuarial losses from pension liabilities	15	—	—
Deferred income tax (benefit) expense	(10)	20	86
Unrealized foreign currency losses	2	99	12
Other non-cash adjustments	—	5	4
Net change in assets and liabilities:
Accounts receivable	4	(27)	(39)
Inventories	52	(95)	(1)
Due to/from affiliates	6	—	6
Accounts payable	(82)	68	(7)
Income taxes payable	1	—	6
Other assets, current and non-current	9	(6)	(21)
Other liabilities, current and non-current	34	(44)	6
Net cash used in operating activities	(3)	(207)	(150)
Cash flows used in investing activities
Capital expenditures	(17)	(78)	(79)
Capitalized interest	—	(1)	(2)
Proceeds from sale of business	—	12	—
Consolidation of variable interest entity	—	50	—
Purchases of intangible assets	—	(2)	(3)
Change in restricted cash	—	—	(5)
Proceeds from sale of assets	—	1	1
Net cash used in investing activities	(17)	(18)	(88)
Cash flows (used in) provided by financing activities
Net short-term debt repayments	(1)	(6)	(2)
Borrowings of long-term debt	—	180	419
Repayments of long-term debt	—	(315)	(287)
Repayment of affiliated debt	—	(50)	—
Proceeds from Rights Offerings	—	600	—
Proceeds from capital contribution	—	—	102
Long-term debt financing fees	—	—	(12)
DIP Facility financing fees	—	(19)	—
Net cash (used in) provided by financing activities	(1)	390	220
(Decrease) increase in cash and cash equivalents	(21)	165	(18)
Effect of exchange rate changes on cash	(4)	(6)	(3)
Cash and cash equivalents, beginning of period	248	89	110
Cash and cash equivalents, end of period	$223	$248	$89

MOMENTIVE PERFORMANCE MATERIALS INC.
SCHEDULE 5: RECONCILIATION OF SEGMENT EBITDA TO NET (LOSS) INCOME (UNAUDITED)

	Successor	Predecessor
	Period from October 25, 2014 through December 31, 2014	Period from October 1, 2014 through October 24, 2014	Three Months Ended December 31, 2013
(In millions)
Segment EBITDA:
Silicones	$45	$22	$55
Quartz	6	—	10
Other	(5)	(7)	(13)
Total	$46	$15	$52

Reconciliation:
Items not included in Segment EBITDA:
Non-cash charges	$(46)	$2	$(8)
Unrealized loss on pension and postretirement benefits	(15)	—	—
Restructuring and other costs	(5)	—	(4)
Reorganization items, net	(3)	2,086	—
Total adjustments	(69)	2,088	(12)
Interest expense, net	(15)	(9)	(160)
Income tax expense	—	(38)	(104)
Depreciation and amortization	(22)	(10)	(42)
Net (loss) income	$(60)	$2,046	$(266)

MOMENTIVE PERFORMANCE MATERIALS INC.
SCHEDULE 6: RECONCILIATION OF SEGMENT EBITDA TO NET (LOSS) INCOME (UNAUDITED)

	Successor	Predecessor
	Period from October 25, 2014 through December 31, 2014	Period from January 1, 2014 through October 24, 2014	Year Ended December 31, 2013
(In millions)
Segment EBITDA:
Silicones	$45	$228	$248
Quartz	6	19	37
Other	(5)	(55)	(47)
Total	$46	$192	$238

Reconciliation:
Items not included in Segment EBITDA:
Non-cash charges and other income and expense	$(46)	$(114)	$(12)
Unrealized losses on pension and postretirement benefits	(15)	—	—
Restructuring and other costs	(5)	(20)	(21)
Reorganization items, net	(3)	1,972	—
Total adjustments	(69)	1,838	(33)
Interest expense, net	(15)	(162)	(394)
Income tax expense	—	(36)	(104)
Depreciation and amortization	(22)	(147)	(171)
Net (loss) income	$(60)	$1,685	$(464)

MOMENTIVE PERFORMANCE MATERIALS INC.
SCHEDULE 7: RECONCILIATION OF LAST TWELVE MONTHS NET INCOME TO ADJ. EBITDA

Year Ended
(In millions)	December 31, 2014
Net income	$1,625
Interest expense, net	177
Income tax expense	36
Depreciation and amortization	169
EBITDA	2,007
Adjustments to EBITDA:
Restructuring and other costs (a)	25
Reorganization items, net (b)	(1,969)
Unrealized loss on pension and postretirement benefits (c)	15
Non-cash charges and other income and expense (d)	162
Exclusion of Unrestricted Subsidiary results (e)	(19)
Adjusted EBITDA	$221
Pro forma fixed charges (f)	$58
Ratio of Adjusted EBITDA to Fixed Charges (g)	3.81

(a)	Relates primarily to one-time payments for services and integration expenses, as well as costs related to restructuring our capital structure incurred prior to the Bankruptcy Filing.

(b)
Represents incremental costs incurred directly as a result of the Bankruptcy Filing, including certain professional fees, the Backstop Commitment Agreement (BCA) Commitment Premium and financing fees related to the debtor-in-possession (DIP) Facilities. Also includes the impact of the Reorganization Adjustments and the Fresh Start Adjustments.

(c)	Represents non-cash actuarial losses resulting from pension and postretirement liability remeasurements.

(d)
Non-cash charges and other income and expense includes the effects of unrealized foreign exchange transaction losses related to certain intercompany arrangements, stock-based compensation expense, unrealized derivative gains and losses and asset disposals.

(e)	Reflects the exclusion of the EBITDA of our subsidiaries that are designated as Unrestricted Subsidiaries under the ABL Facility.

(f)	Reflects pro forma interest expense based on outstanding indebtedness and interest rates at December 31, 2014.

(g)
The Company’s ability to incur additional indebtedness, among other actions, is restricted under the indentures governing our notes, unless the Company has an Adjusted EBITDA to Fixed Charges ratio of 2.0 to 1.0. As of December 31, 2014, we were able to satisfy this test and incur additional indebtedness under these indentures.